Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AND EXCHANGE ACT RULE 13a-14(b)

In connection with the annual report of Avadel Pharmaceuticals plc (the “Company”) on Form 10-K for the period ending December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael F. Kanan, Senior Vice President and Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael F. Kanan
Michael F. Kanan
Senior Vice President and Chief Financial Officer
Avadel Pharmaceuticals plc
March 15, 2019